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                                                                    EXHIBIT 99.3


                                 [WESTPORT LOGO]

                         WESTPORT RESOURCES CORPORATION
                           410-17TH STREET, SUITE 2300
                             DENVER, COLORADO 80202



             WESTPORT RESOURCES CORP. RELEASES Q3 OPERATING UPDATES

Denver, Colorado - September 27, 2001 - Westport Resources Corporation ("Westport") (NYSE: WRC) announced today updated operating results for the third quarter of 2001.

In the third quarter, the Company spud eight exploration wells and 59 development wells. As of September 25, three exploration and eight development wells were drilling, two exploration and 13 development wells were being completed and one exploration and two development wells had been abandoned.

NORTHERN DIVISION

During the second half of 2001, Westport approved participation for an average 35% working interest in the drilling of 80 coalbed methane wells in the Powder River Basin of northeast Wyoming targeting both Wyodak and Big George coals. Approximately one-half have been drilled through the end of September.

Westport participated with a 21% working interest in the Wrangler Unit exploratory test well, which recently reached a total depth at 17,300 feet. The well is located on the west flank of the Washakie Basin in southwest Wyoming. Casing has been run through the Almond formation, and completion and testing will commence in the fourth quarter.

Through the end of the third quarter of 2001 the Company participated in the drilling of six horizontal wells in the South Fryburg Area of the Williston Basin, in which Westport's working interest averages 35%. Westport plans to participate in five or six additional horizontal wells during the fourth quarter of 2001.

During the third quarter of 2001 Westport continued its successful horizontal drilling program in the Wiley Field of North Dakota, in which the company holds a 54% working interest. Five horizontal wells were drilled during the third quarter resulting in a doubling


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of production rates from the first of the year to approximately 2200 Bbls of oil per day. Westport plans to begin its next drilling phase in October with eight horizontal wells.

The Company recently completed an Echo Springs well in the Wamsutter area of southwest Wyoming; encountering 29 feet of net pay in the Almond formations and 27 feet of net pay in the Lower Mesaverde formations. Westport owns a 100% working interest in the well and anticipates first sales in October 2001. Westport is currently drilling an additional well in the Standard Draw area in which it owns a 100% working interest.

In the Washakie Basin of southwest Wyoming, Westport drilled and completed a well in the Triton unit encountering 80 feet of net pay in the Lewis formation, with additional shallower potential. The Company operates the well with a 62% working interest and anticipates first sales in October 2001.

SOUTHERN DIVISION

Westport maintained its Georgetown drilling program in Washington and Grimes Counties, Texas through the third quarter of 2001. Three wells have been brought on production during the quarter and currently produce at a combined gross rate of 19 Mmcf/d.

Westport continues to exploit the Elm Grove field in North Louisiana. The Company has an approximate 37% working interest in the field. We drilled eight wells in the third quarter for a total of 30 wells for the year. Gross production increased from 16 Mmcf/d in early 2000 to approximately 50 Mmcf/d in September 2001.

Westport's position in the Hunton "dewatering" play is rapidly developing in central Oklahoma. Production began from four wells during the third quarter 2001 on the Company's NE Okemah project in Okfuskee County, Oklahoma. As expected, initial combined production rates from the first four wells exceeded 8,000 BWPD but have already declined to approximately 5,000 BWPD. Oil production is expected to increase to over 100 BOPD per well over the next several months as the water rate continues to decline. On a combined basis the four wells produce approximately 550 Mmcf/d, and the gas rate is expected to increase over time as well.

Westport continues the waterflood expansion of its 100% working interest leases in the Howard Glasscock field in the Permian Basin of Texas. The Company spud eleven wells in the third quarter bringing a total of eleven producers and five injectors for the year. Gross production has increased from 600 BOPD to over 900 BOPD during the year. Westport intends to drill an additional nine wells in the fourth quarter.

GULF OF MEXICO

In the Gulf of Mexico, the West Cameron Block 198, A-5 well has discovered an estimated 27 net feet of pay over an extensive fault block and is being completed. First


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production is expected in fourth quarter of 2001. Westport operates this well as part of its West Cameron 180/198 complex and owns a 52.5% working interest.

The High Island Block 84 #1 well was drilled to 13,900 feet and encountered over 100 net feet of pay. The well was completed and tested at a rate of 8.8 Mmcfe/d at 8600 psi of flowing tubing pressure. The Company's interest is part of a two-block complex. Westport operates this well with a 52% working interest.

The High Island 197 #1 was drilled to a total depth of 13,956 feet. The well encountered approximately 140 feet (true vertical depth) of high quality hydrocarbon-bearing section in two intervals within the Miocene Robulus sequence. Both intervals are hydrocarbon filled to the base of the sands encountered. Engineering design is proceeding for a platform, and the related facilities required to produce the field. Westport owns a 25% interest in this block. Spinnaker Exploration is the operator.

Westport's development of its East Cameron Block 369 is proceeding ahead of schedule. A platform jacket was set in August and the Rowan Gorilla II rig is on location completing two wells. First production is expected in early 2002. Westport owns and operates this block with a 60% working interest.

Westport spud its South Timbalier Block 316 #1 exploratory well this week. The well is located in 470 feet of water on a lease that received the high bid on the shelf from the MMS sale 178 in March 2001. Westport operates and holds a 40% working interest in this block.

HEDGING UPDATE

We have approximately 60% and 40% of our estimated oil and gas production, respectively, from our proved developed producing reserves hedged for 2002. Our oil and gas hedges are predominantly collars with average floor prices of $22.26 per barrel and $3.10 per mmbtu respectively.

Westport is an independent exploration and production company engaged in oil and natural gas exploitation, acquisition and exploration activities primarily in the Gulf of Mexico, the Rocky Mountains, Permian Basin/Mid-Continent and the Gulf Coast.

Contact information: Lon McCain or Jonathan Bloomfield at (303) 573-5404.

FORWARD - LOOKING STATEMENTS

This material includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. These include, but are not limited to production and reserve estimates, development plans, anticipated capital expenditures, and projected financial performance. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the cautionary statements contained in this material and risks and uncertainties inherent in the Company's business set forth in the filings of the Company with the Securities and Exchange Commission. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, general economic conditions, and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this material.